UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023 (January 12, 2023)

SMART FOR LIFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41290	81-5360128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 S Rogers Circle, Suite 3, Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

(786) 749-1221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SMFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08	Shareholder Director Nominations

On January 12, 2023, the board of directors of Smart for Life, Inc. (the “Company”) established that the Company’s inaugural Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Wednesday, March 15, 2023. The exact time and place of the Annual Meeting, as well as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting, will be specified in the Company’s notice of annual meeting and related proxy statement for the Annual Meeting.

Pursuant to the Company’s Bylaws (the “Bylaws”) and Rule 14a5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is confirming the deadlines for stockholder proposals and nominations for the Annual Meeting by means of this report. In order to be included in the Company’s proxy statement relating to the Annual Meeting pursuant to Rule 14a-8, a stockholder proposal must be received at the Company’s principal executive offices no later than January 30, 2023 (which the Company has determined to be a reasonable period of time before it expects to begin to print and distribute its proxy materials prior to the Annual Meeting). Any such proposal must also meet the requirements set forth in the rules and regulations of the Exchange Act in order to be eligible for inclusion in the proxy materials for the Annual Meeting.

With respect to stockholder proposals to be presented at the Annual Meeting which are not intended to be included in the Company’s proxy statement relating to the Annual Meeting, pursuant to the Bylaws, a stockholder’s written notice of such proposal, in the form specified in the Bylaws, must be delivered to or mailed and received at the Company’s principal executive offices no later than January 30, 2023 (the tenth business day after a statement setting forth the date of the Annual Meeting was first disclosed to the public). Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the Company’s management will have discretionary authority to vote on any matter of which the Company does not receive notice of by January 30, 2023 with respect to proxies submitted for the Annual Meeting. The notice must include all of the information required by the Company’s Bylaws and applicable securities laws.

Pursuant to the Bylaws, in order to nominate persons for election to the Board of Directors at the Annual Meeting, a stockholder must deliver notice of the intention to submit nominations at the Annual Meeting, in the form specified in the Bylaws, to the Secretary of the Company no later than January 30, 2023 (the tenth business day after a statement setting forth the date of the Annual Meeting was first disclosed to the public). The Company is not required to include in its proxy statement any director nominated by a stockholder through this process. Except as otherwise provided by law, the Chairman of the Annual Meeting shall have the power and duty to determine whether a nomination or any business proposal was made in accordance with the procedures set forth in the Bylaws.

The foregoing description of the advance notice provisions contained in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws. Stockholders are urged to read the complete text of such advance notice provisions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2023	SMART FOR LIFE, INC.

/s/ Darren C. Minton
Name: Darren C. Minton
Title: Chief Executive Officer

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